IDEXX Laboratories Elects Bruce L. Claflin to Board of Directors

WESTBROOK, Maine, July 14, 2015 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX) today announced the unanimous election of Bruce L. Claflin as a member of the Company's Board of Directors, effective July 14, 2015. In addition, Mr. Claflin will serve on the Audit Committee and the Nominating and Governance Committee of the Board.

Mr. Claflin is the Chairman of the Board of Advanced Micro Devices, Inc. and a member of the board of directors of Ciena Corporation, and he previously served on the board of directors of Time Warner Telecom. In addition to fifteen years of experience in serving on public company boards as an independent director, Mr. Claflin has more than thirty years of executive and senior management experience at 3Com Corporation, Digital Equipment Corporation and International Business Machines Corporation (IBM).

"We are very pleased that Bruce Claflin has joined our Board," said Jonathan W. Ayers, the Company's Chairman of the Board and Chief Executive Officer. "Bruce's extensive experience in serving on public company boards, as well as in executive and senior management roles in large, global businesses, including in sales, marketing, R&D, and operations, will be of great value to the Board and the Company as we continue to strengthen and grow our business globally."

"It's a very exciting time to be joining the IDEXX Board," said Mr. Claflin. "The Company's recent transition to an all-direct sales strategy in the U.S. for its Companion Animal Group business, significant new product introductions, such as SDMA, and the innovation pipeline offer strong growth opportunities for the Company. I look forward to working closely with my fellow Board members and the management team to build long-term value for our shareholders."

Mr. Claflin served as President and Chief Executive Officer of 3Com from January 2001 until his retirement in 2006. He joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin worked at Digital Equipment Corporation as Executive Vice President, Sales and Marketing and as Vice President and General Manager of the PC Business Unit. Mr. Claflin also worked at IBM for 22 years, where he held various senior management positions in sales, marketing, research and development and manufacturing. He is also founder and President of Kids First!, a U.S. Virgin Islands non-profit corporation. Mr. Claflin holds a Bachelor of Arts in Political Science from Pennsylvania State University.

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and to build more economically successful practices. IDEXX is also a worldwide leader in providing livestock and poultry diagnostic tests and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 6,000 people and offers products to customers in more than 175 countries.

Note Regarding Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," and similar words and expressions. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company's filings with the United States Securities and Exchange Commission (which are available from the SEC's EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company's website at www.idexx.com).

Contact: Ed Garber, Director, Investor Relations, (207) 556-8155

Logo - http://photos.prnewswire.com/prnh/20110602/NE13041LOGO